                                                                     EXHIBIT 4.8

SCHEDULE OF EMPLOYEES RECEIVING STOCK OPTION GRANTS
NEW YORK BAGEL ENTERPRISES, INC.
1998 GRANTS

         INCENTIVE STOCK OPTIONS

         Date                                                              Shares          Strike
         Granted                   Director/Employee                      Granted           Price
         -------                   -----------------                      -------           -----
         REPRICED ALL OUTSTANDING INCENTIVE STOCK OPTIONS
   1     December 1, 1998          Paul Murphy                              6,000          $1.000
   2     December 1, 1998          Chris Cohea                              6,000          $1.000
   3     December 1, 1998          Andrew Lee                               6,000          $1.000
   4     December 1, 1998          Kyle Shipley                             6,000          $1.000
   5     December 1, 1998          Stephanie Baker                          1,000          $1.000
   6     December 1, 1998          Barbara Spillane                         1,000          $1.000
   7     December 1, 1998          Todd Bacon                               2,500          $1.000
   8     December 1, 1998          Jon Phelps                               1,000          $1.000
   9     December 1, 1998          Justin Fransung                          1,000          $1.000
   10    December 1, 1998          Billy Seamster                             500          $1.000
   11    December 1, 1998          Celeste Ramirez                            500          $1.000
   12    December 1, 1998          Alan Bounds                              1,000          $1.000
   13    December 1, 1998          Stephanie Barnes                         1,000          $1.000
   14    December 1, 1998          Robert Geresi                           20,000          $1.000
   15    December 1, 1998          Paul Sorrentino                         20,000          $1.000
   16    December 1, 1998          Vince Vrana                             20,000          $1.000
   17    December 1, 1998          Joe Trizza                              20,000          $1.000
   18    December 1, 1998          Chris Moorman                            5,000          $1.000
   19    December 1, 1998          Suzi Lindsey                             5,000          $1.000
   20    December 1, 1998          Andy Stafford                            2,500          $1.000
   21    December 1, 1998          Craig Wallace                            1,000          $1.000
   22    December 1, 1998          Robert Maldanado                         1,000          $1.000
   23    December 1, 1998          Rhonda Edwards                           1,000          $1.000
   24    December 1, 1998          Mark White                               1,000          $1.000
   25    December 1, 1998          Ethel Ruggles                            1,000          $1.000
   26    December 1, 1998          Jay Gates                                  500          $1.000
   27    December 1, 1998          Steve Frazier                            2,500          $1.000
   28    December 1, 1998          Kenny Dove                               1,000          $1.000
   29    December 1, 1998          Theresa Morgan                           1,000          $1.000
   30    December 1, 1998          Tracy Percifield                         1,000          $1.000

   31    December 1, 1998          Robert Geresi                           20,000          $1.000
   32    December 1, 1998          Paul Sorrentino                         10,000          $1.000
   33    December 1, 1998          Vince Vrana                             10,000          $1.000
   34    December 1, 1998          Steve Frazier                           10,000          $1.000
   35    December 1, 1998          Joe Trizza                              10,000          $1.000
                                                                          -------
                                                                          197,000
                                                                          -------
                                                                          -------
         October 9, 1998           Richard R. Webb                         10,000          $0.750
                                                                          -------
                                                                          -------
GRAND TOTALS                                                              207,000
                                                                          -------

* These issuances are a result of the Board of Directors meeting dated December 1, 1998 in which the Board repriced outstanding options by canceling and re-issuing on a one-for-one basis at an exercise price of $1.00 per share which is greater than 100% of the quoted bid price of the stock of the corporation. In addition, such re-priced options are to vest as originally granted such that the new vesting periods shall be modified to give credit for the prior holding periods.

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